Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following documents of our reports dated June 29, 2020, relating to the consolidated financial statements of Elite Pharmaceuticals, Inc. and Subsidiary, included in the Annual Report on Form 10-K of the Company for the year ended March 31, 2020.

Registration Statement No. 333-217866 on Form S-3

Registration Statement No. 333-197694 on Form S-8

Registration Statement No. 333-163907 on Form S-8

Registration Statement No. 333-132140 on Form S-8

Registration Statement No. 333-118524 on Form S-8

/s/ Buchbinder Tunick & Company LLP

Little Falls, New Jersey

June 29, 2020